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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2000, except as to the information in Note 2 and the last three paragraphs of Note 7 for which the date is April 14, 2000 relating to the consolidated financial statements, of Hudson Hotels Corporation which appear in Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
August 23, 2000